                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 F O R M 11 - K

[X]             ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                            DECEMBER 31, 1995
          For the fiscal year ended....................................

                                       OR

[  ]           TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

          For the transition period from..............to..............


      Commission file number......0-14553...... [F&M Bancorporation, Inc.]


A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

              F&M BANCORPORATION, INC. RETIREMENT AND SAVINGS PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            F&M BANCORPORATION, INC.
                                ONE BANK AVENUE
                               KAUKAUNA, WI 54130

                         F&M EMPLOYEES' RETIREMENT AND
                             SAVINGS PLAN AND TRUST
                              KAUKAUNA, WISCONSIN


                            FINANCIAL STATEMENTS AND
                             SUPPLEMENTAL SCHEDULES
                     YEARS ENDED DECEMBER 31, 1995 AND 1994















                        [Wipfli Ullrich Bertelson Logo]

              F&M EMPLOYEES' RETIREMENT AND SAVINGS PLAN AND TRUST
________________________________________________________________________________


                FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                     Years Ended December 31, 1995 and 1994
________________________________________________________________________________


                               TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
Independent Auditor's Report                                                            1 -  2


Financial Statements:

      Statements of Net Assets Available for Benefits                                   3 -  4

      Statements of Changes in Net Assets Available for Benefits                        5 -  6

      Notes to Financial Statements                                                     7 - 12


Supplemental Schedules:

      Schedule 1 - Item 27a - Schedule of Assets Held for Investment Purposes               13

      Schedule 2 - Item 27d - Schedule of Reportable (5%) Transactions                      14


                                                                             -1-
                        [Wipfli Ullrich Bertelson Logo]




                          INDEPENDENT AUDITOR'S REPORT



Board of Trustees
F&M Employees' Retirement and
 Savings Plan and Trust
Kaukauna, Wisconsin


We have audited the accompanying statements of net assets available for benefits of F&M Employees' Retirement and Savings Plan and Trust as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As permitted by 29 CFR 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, investment assets held by First Bank N.A. and Smith Barney Corporate Trust Company, the trustees of the Plan, and transactions in those assets were excluded from the scope of our audit of the Plan's 1994 financial statements, except for comparing the information provided by the trustees, which is summarized in Note 5, with the related information included in the financial statements.

Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the Plan's financial statements as of December 31, 1994. The form and content of the information included in the 1994 financial statements, other than that derived from the information certified by the trustees, have been audited by us and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995, and the changes in net assets available for benefits for the year then ended in conformity with generally accepted accounting principles.

Our audit of the Plan's financial statements as of and for the year ended December 31, 1995, was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements for the year ended December 31, 1995 and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                           /s/ Wipfli Ullrich Bertelson
                                           -------------------------------------
                                           Certified Public Accountants


May 24, 1996
Appleton, Wisconsin

              F&M EMPLOYEES' RETIREMENT AND SAVINGS PLAN AND TRUST
________________________________________________________________________________

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               December 31, 1995
________________________________________________________________________________


                                                                                       Smith Barney Corporate
                                                   ------------------------------------------------------------
                                                                                                   Flexible
                                                         GIC                Defensive               Growth
                                                        Income               Balanced              Balanced
                                                         Fund                  Fund                  Fund
                                                   ---------------       ---------------       ----------------
Assets

Cash                                                $      1,850           $       -0-           $        -0-
Contributions receivable:
   Employer                                              130,210               108,053                145,003
   Employee                                                3,318                 3,598                  5,248
Investments
                                                       2,540,758             1,696,850              2,922,848
Interest and dividends receivable                            268                   -0-                    -0-
                                                   -------------         -------------          -------------

Total assets                                           2,676,404             1,808,501              3,073,099
                                                   -------------         -------------          -------------

Liabilities

Benefit claims payable                                    12,617                   -0-                    -0-
                                                   -------------         -------------          -------------

Net assets available for benefits                   $  2,663,787           $ 1,808,501           $  3,073,099
                                                   =============         =============          =============

______________________________________________________________________________________


     Trust Company
     -------------------------------------

        Small-Cap           International            Employer
         Equity                 Equity                Stock
          Fund                   Fund                Account                Total
     ---------------       ---------------       ---------------       ---------------
     $           -0-       $           -0-       $           -0-       $         1,850

              76,773                78,754               196,252               735,045
               3,289                 2,886                   -0-                18,339
           1,392,707             1,191,972             1,193,309            10,938,444
                 -0-                   -0-                    26                   294
     ---------------       ---------------       ---------------       ---------------
           1,472,769            1,273,612              1,389,587            11,693,972
     ---------------       ---------------       ---------------       ---------------



                 -0-                   -0-                   -0-                12,617
     ---------------       ---------------       ---------------       ---------------

     $     1,472,769       $     1,273,612       $     1,389,587       $    11,681,355
     ===============       ===============       ===============       ===============


                See accompanying notes to financial statements.

              F&M EMPLOYEES' RETIREMENT AND SAVINGS PLAN AND TRUST
________________________________________________________________________________

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               December 31, 1994
________________________________________________________________________________

                                                                                       Smith Barney Corporate
                                                   ------------------------------------------------------------
                                                                                                   Flexible
                                                         GIC                Defensive               Growth
                                                        Income               Balanced              Balanced
                                                         Fund                  Fund                  Fund
                                                   ---------------       ---------------       ----------------
Assets

Cash                                                $          -0-       $           -0-        $           -0-
Contributions receivable:
   Employer                                                    -0-               125,000                200,000
   Employee                                                 11,198                   -0-                    -0-
Investments                                                974,115             4,008,671              1,999,507
Interest and dividends receivable                            1,291                   769                    384
                                                   ---------------       ---------------        ---------------

Net assets available for benefits                  $       986,604       $     4,134,440        $     2,199,891
                                                   ===============       ===============        ===============

________________________________________________________________________________


      Trust Company
     -------------------------------------

        Small-Cap           International           Employer                First
         Equity                 Equity                Stock               Bank N.A.
          Fund                   Fund                Account                Funds                 Total
     ---------------       ---------------       ---------------       ---------------       ---------------
     $           -0-       $           -0-       $           -0-       $             3       $             3

              45,000                40,000                97,062                   -0-               507,062
                 -0-                   -0-                   -0-                   -0-                11,198
                 -0-                   -0-               915,322               350,446             8,248,061
                 -0-                   -0-                     3                 2,931                 5,378
     ---------------       ---------------       ---------------       ---------------       ---------------

     $        45,000       $        40,000       $     1,012,387       $       353,380       $     8,771,702
     ===============       ===============       ===============       ===============       ===============


                See accompanying notes to financial statements.

              F&M EMPLOYEES' RETIREMENT AND SAVINGS PLAN AND TRUST
________________________________________________________________________________

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          Year Ended December 31, 1995
________________________________________________________________________________


                                                                                       Smith Barney Corporate
                                                   ------------------------------------------------------------
                                                                                                   Flexible
                                                         GIC                Defensive               Growth
                                                        Income               Balanced              Balanced
                                                         Fund                  Fund                  Fund
                                                   ---------------      ----------------       ----------------
Additions:
   Contributions:
      Employer                                     $       130,210       $       108,053        $       145,003
      Employee                                              92,343                89,771                144,155
      Rollover                                                 642                   979                  3,953
   Interest and dividends                                      912                   787                    400
   Net appreciation in fair value of
    investments                                            178,343               295,748                536,258
   Transfers from other funds                            3,195,496               441,334                497,955
   Transfers from mergers of plans                         992,684                23,851                 47,647
                                                   ---------------       ---------------        ---------------

      Total additions
                                                         4,590,630               960,523              1,375,371
                                                   ---------------       ---------------        ---------------

Deductions:
   Employee benefits and withdrawals                     1,387,582                76,657                35,915
   Trustee fees                                              9,361                10,408                16,529
   Transfers to other funds                              1,516,504             3,199,397               449,719
                                                   ---------------       ---------------        --------------
      Total deductions                                   2,913,447             3,286,462               502,163
                                                   ---------------       ---------------        ---------------

Net additions (deductions)                               1,677,183             (2,325,939)              873,208
Net assets available for benefits at
 beginning                                                 986,604             4,134,440              2,199,891
                                                   ---------------       ---------------        ---------------
Net assets available for benefits at end           $     2,663,787       $     1,808,501        $     3,073,099
                                                   ===============       ===============        ===============

________________________________________________________________________________




     Trust Company
     -------------------------------------
        Small-Cap           International           Employer                First
         Equity                 Equity                Stock               Bank N.A.
          Fund                   Fund                Account                Funds                 Total
     ---------------       ---------------       ---------------       ---------------       ---------------
     $        76,773       $        78,754       $       196,252       $           -0-       $       735,045
              85,263                81,331                   -0-                   -0-               492,863
               4,414                 2,444                   -0-                   -0-                12,432
                   5                     6                29,420                   -0-                31,530
             245,156                70,704               183,028                   -0-             1,509,237
           1,029,057             1,087,926                   -0-                   -0-             6,251,768
              16,305                20,388               649,111                   -0-             1,749,986
     ---------------       ---------------       ---------------       ---------------       ---------------
           1,456,973             1,341,553             1,057,811                   -0-            10,782,861
     ---------------       ---------------       ---------------       ---------------       ---------------


               7,138                33,511                27,892                   -0-             1,568,695
               6,605                 6,234                 3,608                   -0-                52,745
              15,461                68,196               649,111               353,380             6,251,768
     ---------------       ---------------       ---------------       ---------------       ---------------

              29,204               107,941               680,611               353,380             7,873,208
     ---------------       ---------------       ---------------       ---------------       ---------------

           1,427,769             1,233,612               377,200              (353,380)            2,909,653

              45,000                40,000             1,012,387               353,380             8,771,702
     ---------------       ---------------       ---------------       ---------------       ---------------

     $     1,472,769       $     1,273,612       $     1,389,587       $           -0-       $    11,681,355
     ===============       ===============       ===============       ===============       ===============

                See accompanying notes to financial statements.

              F&M EMPLOYEES' RETIREMENT AND SAVINGS PLAN AND TRUST
________________________________________________________________________________

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          Year Ended December 31, 1994
________________________________________________________________________________

                                                                                       Smith Barney Corporate
                                                   ------------------------------------------------------------
                                                                                                   Flexible
                                                         GIC                Defensive               Growth
                                                        Income               Balanced              Balanced
                                                         Fund                  Fund                  Fund
                                                   ---------------       ---------------       ----------------
Additions:
   Contributions:
      Employer                                     $           -0-       $       125,000        $       200,000
      Employee                                              11,198                   -0-                    -0-
      Rollover                                                 -0-                   -0-                    -0-
   Interest and dividends                                    1,291                   769                    384
   Net depreciation in fair value of
    investments                                                -0-                   -0-                    -0-
   Transfers from other funds                              183,514             4,008,671              1,999,507
   Transfers from mergers of plans                         790,601                   -0-                    -0-
                                                   ---------------       ---------------        ---------------
      Total additions                                      986,604             4,134,440              2,199,891
                                                   ---------------       ---------------        ---------------

Deductions:
   Employee benefits and withdrawals                           -0-                   -0-                    -0-
   Trustee fees                                                -0-                   -0-                    -0-
   Transfers to other funds                                    -0-                   -0-                    -0-
                                                   ---------------       ---------------        ---------------
      Total deductions                                         -0-                   -0-                    -0-
                                                   ---------------       ---------------        ---------------
Net additions (deductions)                                 986,604             4,134,440              2,199,891
Net assets available for benefits at
 beginning                                                     -0-                   -0-                    -0-
                                                   ---------------       ---------------        ---------------
Net assets available for benefits at end           $       986,604       $     4,134,440         $    2,199,891
                                                   ===============       ===============        ===============

________________________________________________________________________________




     Trust Company
     -------------------------------------
        Small-Cap           International           Employer                First
         Equity                 Equity                Stock               Bank N.A.
          Fund                   Fund                Account                Funds                 Total
     ---------------       ---------------       ---------------       ---------------       ---------------
     $        45,000       $        40,000       $        97,062       $           -0-       $       507,062
                 -0-                   -0-                   -0-               290,350               301,548
                 -0-                   -0-                   -0-                 6,860                 6,860
                 -0-                   -0-                     3               209,272               211,719
                 -0-                   -0-                   -0-               (16,177)              (16,177)
                 -0-                   -0-               915,322                80,081             7,187,095
                 -0-                   -0-                   -0-                   -0-               790,601
     ---------------       ---------------       ---------------       ---------------       ---------------
              45,000                40,000             1,012,387               570,386             8,988,708
     ---------------       ---------------       ---------------       ---------------       ---------------


                 -0-                   -0-                   -0-                80,463                80,463
                 -0-                   -0-                   -0-                27,270                27,270
                 -0-                   -0-                   -0-             7,187,095             7,187,095
     ---------------       ---------------       ---------------       ---------------       ---------------
                 -0-                   -0-                   -0-             7,294,828             7,294,828
     ---------------       ---------------       ---------------       ---------------       ---------------

              45,000                40,000             1,012,387            (6,724,442)            1,693,880

                 -0-                   -0-                   -0-             7,077,822             7,077,822
     ---------------       ---------------       ---------------       ---------------       ---------------

     $        45,000       $        40,000       $     1,012,387       $       353,380       $     8,771,702
     ===============       ===============       ===============       ===============       ===============

                See accompanying notes to financial statements.

                                                                             -7-
              F&M EMPLOYEES' RETIREMENT AND SAVINGS PLAN AND TRUST
________________________________________________________________________________

                         NOTES TO FINANCIAL STATEMENTS

________________________________________________________________________________


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting

The financial records of F&M Employees' Retirement and Savings Plan and Trust (the "Plan") are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

Investment Valuation

Investments are stated at fair value. Common stocks including F&M Bancorporation, Inc. common stock and government obligations are valued at the last reported bid price. Mutual funds are carried at current value which represents the quoted market values of the underlying investments. Guaranteed interest contracts are stated at contract value which represents contributions, plus interest, less administrative expenses. Short-term securities are carried at cost which approximates fair value. For investments in securities which do not have an established market, the trustees of the Plan establish a fair value.

Unrealized appreciation or depreciation is reflected for the year in the statement of changes in net assets available for benefits. Gains or losses on security transactions are recorded as the difference between proceeds received and the carrying value of the investments. Interest income is recognized on the accrual method, and dividend income is recorded on the ex-dividend date.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.


NOTE 2 - PLAN DESCRIPTION

The following description of F&M Employees' Retirement and Savings Plan and Trust provides only general information. Participants should refer to the Plan Agreement for a more complete description of the Plan's provisions.

General

The Plan is a defined contribution plan covering substantially all full-time employees of F&M Bancorporation, Inc. and its various subsidiaries who have completed 1,000 hours within the plan year. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. The Plan is administered at the direction of a committee consisting of three individuals appointed by the Board of Directors of F&M Bancorporation, Inc.

                                                                             -8-
              F&M EMPLOYEES' RETIREMENT AND SAVINGS PLAN AND TRUST
________________________________________________________________________________

                         NOTES TO FINANCIAL STATEMENTS

________________________________________________________________________________


NOTE 2 - PLAN DESCRIPTION (CONTINUED)

Employer Contribution

The employer's annual contribution is discretionary and is determined by the Board of Directors of F&M Bancorporation, Inc.

Employee Contributions

Participants may elect to have a portion of their annual compensation contributed on their behalf. Amounts contributed are deducted from gross wages for each payroll period and deposited with the trustees.

Employer Matching

The employer makes a discretionary matching contribution based on employee salary deferral contributions up to the first 6% of employee compensation.

Participant Accounts

Each participant's account is credited with the contributions which are defined above, plan earnings (allocated based on adjusted beginning of year account balances), and forfeitures of terminated participants' nonvested accounts.

Participants may borrow from their fund accounts a minimum of $1,000 to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Loan terms range from one to five years. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with similar length loans made by the trustees. Principal and interest are paid ratably. Whenever possible, repayment will be through monthly payroll deductions.

The Plan allows participants to select their investment options from one or more of the following five funds:

   Smith Barney Corporate Trust Company Funds:

   GIC Income Fund - Invested primarily in contracts (including guaranteed investment contracts [GICs], alternative synthetic GIC contracts, bank investment contracts [BICs]) issued by high-quality companies and banks, and in cash equivalents.

   Defensive Balanced Fund - Invested primarily in long-term bonds, cash equivalents, and equity investments.

                                                                             -9-
              F&M EMPLOYEES' RETIREMENT AND SAVINGS PLAN AND TRUST
________________________________________________________________________________

                         NOTES TO FINANCIAL STATEMENTS

________________________________________________________________________________


NOTE 2 - PLAN DESCRIPTION (CONTINUED)

   Flexible Growth Balanced Fund - Invested primarily in a diversified portfolio of growth stocks, bonds with varying maturities up to 30 years, and cash equivalents.

   Small-Cap Equity Fund - Invested primarily in growth stocks of companies of varying size and in cash equivalents.

   International Equity Fund - Invested primarily in a diversified portfolio of international equities as evidenced by American Depository Receipts (ADRs). ADRs trade as U.S. share equivalents backed by specific shares of the underlying foreign security.

   Employer Stock Account:

   The employer's matching contributions are deposited into the employer stock account. These funds are then used to purchase F&M Bancorporation, Inc. common stock. This account also carries some balances in interest-bearing mutual funds.

On December 30, 1994, a majority of assets were transferred from First Bank N.A. to Smith Barney Corporate Trust Company. As a result, assets were invested in the Smith Barney Corporate Trust Company Reserve Deposit Account, within the individual funds noted above, until the first week of 1995 when the assets were invested in mutual funds following the investment objectives as stated above. The remaining funds at First Bank N.A. were transferred to Smith Barney Corporate Trust Company on January 5, 1995.

Vesting

The employer discretionary contribution portion of each participant's account balance becomes 100% vested after five years of credited service. The employees' salary deferral contribution and the employer matching contribution portion of each participant's account balance is 100% vested immediately.

Plan Benefits

Plan benefits are available at normal retirement (age 63), deferred retirement, early withdrawal, disability retirement, death, or termination of employment with vested interests.

Participants may elect to receive benefit payments in the form of a lump-sum distribution or in installments.

Plan Expenses

Investment advisory fees charged by the trustees are paid out of plan assets. Administrative expenses and fidelity insurance premiums are paid by F&M Bancorporation, Inc., the Plan's sponsor.

                                                                            -10-
              F&M EMPLOYEES' RETIREMENT AND SAVINGS PLAN AND TRUST
________________________________________________________________________________

                         NOTES TO FINANCIAL STATEMENTS

________________________________________________________________________________


NOTE 2 - PLAN DESCRIPTION (CONTINUED)

Plan Termination

The employer intends to continue the Plan indefinitely; however, the employer reserves the right to terminate the Plan at any time. In the event of termination, all amounts credited to participants' accounts will be distributed to participants in accordance with the Plan's provisions.


NOTE 3 - INVESTMENTS

A summary of investments at December 31 follows:

        Investments at Fair Value as
   Determined by Quoted Market Price                                           1995                  1994
   ---------------------------------                                           ----                  ----
   Common stock                                                          $  1,184,950          $     898,568
   Insurance contracts                                                        120,251                195,135
   Mutual funds                                                             9,631,243              7,154,358
                                                                         ------------          -------------

   Totals                                                                $ 10,936,444          $   8,248,061
                                                                         ------------          -------------

          Investments at Cost
   Which Approximate Fair Value
   ----------------------------
   Participant loans                                                     $         2,000       $           -0-
                                                                         ---------------       ---------------

   Total investments                                                     $    10,938,444       $     8,248,061
                                                                         ===============       ===============

During 1995 and 1994, the Plan's investments (including investments bought or sold during the year as well as those held at year-end) appreciated $1,509,237 and depreciated $16,177, respectively, as follows:

                 Net Appreciation (Depreciation) in Fair Value

        Investments at Fair Value as
   Determined by Quoted Market Price                                           1995                  1994
   ---------------------------------                                           ----                  ----
   Common stock                                                          $    183,028           $    93,116
   Mutual funds                                                             1,326,209              (109,293)
                                                                         ------------           -----------

   Net appreciation (depreciation)                                       $  1,509,237           $   (16,177)
                                                                         ============           ===========

                                                                            -11-
              F&M EMPLOYEES' RETIREMENT AND SAVINGS PLAN AND TRUST
________________________________________________________________________________

                         NOTES TO FINANCIAL STATEMENTS

________________________________________________________________________________


NOTE 3 - INVESTMENTS (CONTINUED)

The following is a schedule of investments as of December 31, 1995 and 1994, that individually represent 5% or more of the Plan's net assets:


                                                            1995                               1994
                                               -----------------------------      -----------------------------
                                                   Asset         Percent of          Asset          Percent of
                                                 Fair Value      Net Assets        Fair Value       Net Assets
                                               -------------   -------------      --------------   ------------
   Smith Barney Corporate
    Trust Company:
      GIC Income Fund                          $   1,603,558            13.7      $          -0-           0.0
      Defensive Balance Fund                       1,696,450            14.5                 -0-           0.0
      Flexible Growth Balanced Fund                2,922,448            25.0                 -0-           0.0
      Small-Cap Equity Fund                        1,392,707            11.9                 -0-           0.0
      International Equity Fund                    1,191,572            10.2                 -0-           0.0
      Reserve Deposit Account                        824,508             7.1           6,999,047          79.8

   F&M Bancorporation, Inc.
    Common Stock                                   1,184,950            10.1             898,568          10.2

The Reserve Deposit Account represents funds allocated to specific investment categories which have not yet been used to purchase mutual fund shares.


NOTE 4 - TRANSACTIONS WITH PARTIES-IN-INTEREST

F&M Bancorporation, Inc. and its subsidiaries serve as sponsors of the Plan. The Plan had the following transactions with these parties-in- interest:

   1995

   - Received 5,100 shares of F&M Bancorporation, Inc. common stock valued at $113,238 as a matching contribution.

   - Recognized dividend income totaling $26,687 from F&M Bancorporation, Inc. common stock.

   1994

   - Received 2,092 shares of F&M Bancorporation, Inc. common stock valued at $41,317 as a matching contribution.

   - Recognized dividend income totaling $18,880 from F&M Bancorporation, Inc. common stock.

              F&M EMPLOYEES' RETIREMENT AND SAVINGS PLAN AND TRUST
________________________________________________________________________________

                         NOTES TO FINANCIAL STATEMENTS

________________________________________________________________________________


NOTE 5 - INFORMATION CERTIFIED BY PLAN TRUSTEES

For 1994, information included in the accompanying financial statements relating to investments and income derived therefrom was prepared or derived from information prepared by First Bank N.A. and Smith Barney Corporate Trust Company, the trustees of the Plan, and furnished to the plan administrator.
The plan administrator has obtained a certification from the trustees that such information is complete and accurate.


NOTE 6 - RECONCILIATION TO FORM 5500

For 1995 and 1994, there are account classification differences between these accompanying financial statements and Items 31 and 32 of Form 5500, which were prepared by the trustees. These financial statements balance in total with the Form 5500.


NOTE 7 - TAX-EXEMPT STATUS OF THE PLAN

On March 6, 1995, the Internal Revenue Service declared that the Plan is qualified pursuant to Section 401 of the Internal Revenue Code. Plan management believes any amendments and events since the effective date of the last Internal Revenue Service determination letter do not affect the qualified status of the Plan. Accordingly, the Plan is exempt from federal and state income taxes under current provisions of their respective laws.

                  S U P P L E M E N T A L   S C H E D U L E S

              F&M EMPLOYEES' RETIREMENT AND SAVINGS PLAN AND TRUST
                      Plan's EIN #39-1365327     Plan #002
________________________________________________________________________________

    SCHEDULE 1 - ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               December 31, 1995
________________________________________________________________________________


Identity of Issue, Borrower,                      Description of Investment Including Maturity Date,
Lessor, or Similar Party                          Rate of Interest, Collateral, Par or Maturity Value
- ----------------------------                      -----------------------------------------------------
Smith Barney Corporate Trust Company              129,795 units - GIC Income Fund
Smith Barney Corporate Trust Company              51,551 units - Defensive Balanced Fund
Smith Barney Corporate Trust Company              55,887 units - Flexible Growth Balanced Fund
Smith Barney Corporate Trust Company              18,619 units - Small-Cap Equity Fund
Smith Barney Corporate Trust Company              114,279 units - International Equity Fund
Smith Barney Corporate Trust Company              824,508 units - Reserve Deposit Account
F&M Bancorporation, Inc.                          45,575 shares - Common Stock
Travelers Insurance Company                       120,251 units - Annuity Contract
Participant loans

________________________________________________________________________________



          Cost              Current Value
     --------------        --------------
     $    1,515,892        $    1,603,558
          1,424,315             1,696,450
          2,396,407             2,922,448
          1,151,399             1,392,707
          1,122,220             1,191,572
            824,508               824,508
            755,331             1,184,950
            120,251               120,251
              2,000                 2,000
     --------------       ---------------
     $    9,312,323       $    10,938,444
     ==============       ===============



                      See Independent Auditor's Report.

              F&M EMPLOYEES' RETIREMENT AND SAVINGS PLAN AND TRUST
                      Plan's EIN #39-1365327     Plan #002
________________________________________________________________________________

        SCHEDULE 2 - ITEM 27d - SCHEDULE OF REPORTABLE (5%) TRANSACTIONS
                          Year Ended December 31, 1995
________________________________________________________________________________

   Identity of                                                                                    Purchase
Party Involved                                    Description of Asset                              Price
- --------------                 -----------------------------------------------------------     --------------
Smith Barney Corporate
 Trust Company                 350,917 units - GIC Income Fund                                 $
                                                                                                    4,094,055
Smith Barney Corporate
 Trust Company                 221,122 units - GIC Income Fund                                            N/A
Smith Barney Corporate
 Trust Company                 174,630 units - Defensive Balanced Fund                              4,683,386
Smith Barney Corporate
 Trust Company                 123,079 units - Defensive Balanced Fund                                    N/A
Smith Barney Corporate
 Trust Company                 67,696 units - Flexible Growth Balanced Fund                         2,880,720
Smith Barney Corporate
 Trust Company                 11,809 units - Flexible Growth Balanced Fund                               N/A
Smith Barney Corporate
 Trust Company                 18,987 units - Small-Cap Equity Fund                                 1,173,686
Smith Barney Corporate
 Trust Company                 124,654 units - International Equity Fund                            1,224,062
Smith Barney Corporate
 Trust Company                 1,937,676 units - Reserve Deposit Account                            1,937,676
Smith Barney Corporate
 Trust Company                 8,112,215 units - Reserve Deposit Account                                  N/A


________________________________________________________________________________


                                        Expense                             Current Value
                                        Incurred                             of Asset on
      Selling            Lease            With               Cost            Transaction
       Price            Rental        Transaction          of Asset             Date             Net Gain
  --------------      -----------     -----------      --------------      ---------------     ------------
  $          N/A      $       N/A     $       -0-      $    4,094,055      $     4,094,055     $        N/A

       2,651,059              N/A             -0-           2,578,163            2,651,059           72,896

             N/A              N/A             -0-           4,683,386            4,683,386              N/A

       3,282,684              N/A             -0-           3,259,071            3,282,684           23,613

             N/A              N/A             -0-           2,880,720            2,880,720              N/A

         494,530              N/A             -0-             484,313              494,530           10,217

             N/A              N/A             -0-           1,173,686            1,173,686              N/A

             N/A              N/A             -0-           1,224,062            1,224,062              N/A

             N/A              N/A             -0-           1,937,676            1,937,676              N/A

       8,112,215              N/A             -0-           8,112,215            8,112,215              N/A


                       See Independent Auditor's Report.

                  [WIPFLI ULLRICH BERTELSON CPAs LETTERHEAD]




                                                                     Exhibit A




                        INDEPENDENT ACCOUNTANTS' CONSENT



We consent to incorporation by reference in F&M Bancorporation Inc.'s Registration Statement on Form S-8 (Registration No. 333-01937) of our reports dated May 24, 1996, related to the consolidated financial statements of the F&M Employees' Retirement and Savings Plan and Trust (the "Plan") as of December 31, 1995 and 1994, and the related supplemental schedules, which reports appear in the December 31, 1995, Annual Report on Form 11-K of the Plan, which is filed as Exhibit 99 to F&M Bancorporation, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.


                                         /s/ Wipfli Ullrich Bertelson
                                        -------------------------------------
                                             Certified Public Accountants



Appleton, Wisconsin
June 19, 1996